As filed with the Securities and Exchange Commission on May 9, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IOVANCE BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-3254381
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

825 Industrial Road, Suite 400 San Carlos, CA	94070
(Address of Principal Executive Offices)	(Zip Code)

Iovance Biotherapeutics, Inc. 2021 Inducement Plan

(Full title of the Plan)

Frederick G. Vogt

Interim Chief Executive Officer and General Counsel

Iovance Biotherapeutics, Inc.

825 Industrial Road, Suite 400

San Carlos, California

(650) 260-7120

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Emilio Ragosa

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078

Telephone: (973) 520-2550

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to the registration of an additional 500,000 shares (the “Shares”) of Iovance Biotherapeutics, Inc.’s (“Registrant”) common stock, $0.000041666 par value per share. The Shares are of the same class and relate to the same employee benefit plan, the Iovance Biotherapeutics, Inc. 2021 Inducement Plan, which was amended and restated effective as of February 26, 2024 (in the form attached hereto as Exhibit 99.1) (the “Inducement Plan”), as those registered pursuant to the Registrant’s registration statement on Form S-8, previously filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2021 (Registration No. 333-259752), March 11, 2022 (Registration No. 333-263503), and May 10, 2023 (Registration No. 333-271810). In accordance with General Instruction E of Form S-8, the contents of the Registrant’s registration statements on Form S-8 filed with the SEC on September 23, 2021 (Registration No. 333-259752), March 11, 2022 (Registration No. 333-263503), and May 10, 2023 (Registration No. 333-271810) are incorporated herein by reference (solely to the extent the contents of such registration statement relate to the Inducement Plan) and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.3 to Registrant’s Current Report on Form 8-K filed with the SEC on June 2, 2017.)
4.2	Certificate of Amendment of Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the SEC on June 27, 2017.)
4.3	Certificate of Amendment of Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the SEC on June 11, 2019.)
4.4	Certificate of Amendment to the Certificate of Incorporation, as amended, of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the SEC on July 10, 2023.)
4.4	Fourth Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 29, 2024).
4.5	Specimen of Stock Certificate (incorporated herein by reference to Exhibit 4.2 to Registrant’s Annual Report on Form 10-K filed with the SEC on March 12, 2018).
5.1	Opinion of DLA Piper LLP (US) (filed herewith).
23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24	Power of Attorney (contained on the signature page hereto).
99.1	Iovance Biotherapeutics, Inc. Amended and Restated 2021 Inducement Plan (incorporated herein by reference to Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2024).
99.2	Form of Iovance Biotherapeutics, Inc.’s Stock Option Grant Notice and Stock Option Agreement under the 2021 Inducement Plan (incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed with the SEC on September 23, 2021).
99.3	Form of Iovance Biotherapeutics, Inc.’s Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the 2021 Inducement Plan (incorporated by reference to Exhibit 10.3 to Registrant’s Current Report on Form 8-K filed with the SEC on September 23, 2021).
107	Filing Fee Table (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement with respect to the Iovance Biotherapeutics, Inc. 2021 Inducement Plan, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on May 9, 2024.

Iovance Biotherapeutics, Inc.

By:	/s/ Frederick G. Vogt, Ph.D., J.D.
Name:	Frederick G. Vogt, Ph.D., J.D.
Title:	Interim CEO and President, and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Frederick G. Vogt and Jean-Marc Bellemin, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 9, 2024.

Signature	Title

/s/ Frederick G. Vogt	Interim Chief Executive Officer and General Counsel
Frederick G. Vogt, Ph.D., J.D.	(Principal Executive Officer)

/s/ Jean-Marc Bellemin	Chief Financial Officer and Treasurer
Jean-Marc Bellemin	(Principal Financial and Accounting Officer)

/s/ Iain Dukes, D. Phil.	Director
Iain Dukes, D. Phil.

/s/ Athena Countouriotis, M.D.	Director
Athena Countouriotis, M.D.

/s/ Ryan Maynard	Director
Ryan Maynard

/s/ Merrill A. McPeak	Director
Merrill A. McPeak

/s/ Wayne Rothbaum	Director
Wayne Rothbaum

/s/ Michael Weiser, M.D.	Director
Michael Weiser, M.D.

/s/ Wendy Yarno	Director
Wendy Yarno